UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 1, 2006
United Components, Inc.
(Exact name of registrant as specified in its chapter)

Delaware	333-107219	04-3759857
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification
incorporation)		No.)
14601 Highway 41 North
Evansville, Indiana 47725
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (812) 867-4156
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets
On December 1, 2006, United Components, Inc. announced that it had completed the sale of its Flexible Lamps Ltd. business unit to Truck-Lite Co. Ltd. for a purchase price of approximately $39 million, subject to post-closing adjustments. A copy of the press release related to the transactions is attached as Exhibit 99.1 hereto and is incorporated by reference herein.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Description

2.1	Stock Purchase Agreement by and among Truck-Lite Co. Limited, Truck-Lite Co., Inc., UIS Industries Limited and United Components, Inc., dated as of November 30, 2006.

99.1	Press Release, dated December 1, 2006.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized this 1st day of December, 2006.

UNITED COMPONENTS, INC.
By:	/s/ Charles T. Dickson
	Name:	Charles T. Dickson
	Title:	Chief Financial Officer

Exhibit Index

Exhibit No.	Description
2.1	Stock Purchase Agreement by and among Truck-Lite Co. Limited, Truck-Lite Co., Inc., UIS Industries Limited and United Components, Inc., dated as of November 30, 2006.

99.1	Press Release, dated December 1, 2006.